EXHIBIT 10.16

GREYROCK CAPITAL

                               EXTENSION AGREEMENT

BORROWER: The Ultimate Software Group, Inc.

ADDRESS:  2000 Ultimate Way
          Weston, FL 33326-6350

Date:     December 14, 1999

         THIS EXTENSION AGREEMENT (this "Agreement") is entered into between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("GC"), whose address is 10880 Wilshire Boulevard, Suite 1850, Los Angeles, California 90024, and the Borrower named above ("Borrower").

         GC and the borrower agree to amend and supplement the Loan and Security Agreement between them, dated September 25, 1996 as amended (as amended, the "Loan Agreement"), as follows. (This Agreement, the Loan Agreement, any prior written amendments to the Loan Agreement signed by GC and Borrower, and all other written documents and agreements between GC and the Borrower, are referred to herein collectively as the "Loan Documents." Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Loan Agreement.)

         1. Extension. The date "December 31, 1999" in Section 4 of the Schedule to Loan Agreement is hereby deleted and replaced with the date "December 31, 2000."

         2. Fee. In consideration of GC entering into this Agreement, Borrower shall concurrently pay GC a fee in the amount of $40,000 which shall be non-refundable and in addition to all interest and other fees payable to GC under the Loan Documents. GC is authorized to change said fee to Borrower's loan account.

         3. Representations True. To induce GC to enter into this Agreement, Borrower hereby confirms and restates as of the date hereof, the representations and warranties made by it in Section 3 of the Loan Agreement. For the purposes of this Section 3 each reference in Section 3 of the Loan Agreement to "this Agreement," and words "hereof," "herein," "hereunder," or words of like import in such Section, shall mean and be reference to the Loan Agreement as amended by this Agreement.

         4. General Provisions. GC's execution and delivery of, or acceptance of, this Agreement and any other documents and instruments in connection herewith shall not be deemed to create a course of dealings or otherwise create any express or implied duty by it to provide any

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other or further amendments, consents or waivers in the future. This Agreement, the Loan Agreement, and the other Loan documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supercede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended and supplemented, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement forms part of the Loan Agreement and the terms of the Loan Agreement are incorporated herein by reference.

Borrower:                                            GC:

THE ULTIMATE SOFTWARE GROUP,                GREYROCK CAPITAL,
INC.                                        A DIVISION OF BANC OF AMERICA
                                            COMMERCIAL FINANCE CORPORATION

By: /s/ MITCHELL DAUERMAN                   By:    /s/ LISA NAGANO
    ---------------------                          ---------------
    Exec. Vice President and CFO            Title: Sr. Vice President
By: /s/ ROBERT MANNE
    ---------------------
    General Counsel